              As filed with the SEC on October 9, 2001
                    SEC Registration No. 333-68702

                            UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                           Amendment No. 2
                                 to
                              FORM SB-2

       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        Donar Enterprises, Inc.
            ----------------------------------------------
            (Name of small business issuer in its charter)

     Delaware                    4822                     23-3083371
 ----------------    ----------------------------      ----------------
 (State or other     (Primary Standard Industrial      (I.R.S. Employer
 jurisdiction of      Classification Code Number)       Identification
 incorporation                                           Code Number)
 or organization)

                   1422 Chestnut Street, Suite #410
                   Philadelphia, Pennsylvania 19102
                          (215) 569-9176 x11
 -------------------------------------------------------------------------
 (Address and telephone number of registrant's principal executive offices and principal place of business)

                        William Tay, President
                   1422 Chestnut Street, Suite #410
                   Philadelphia, Pennsylvania 19102
                    Telephone: (215) 569-9176 x11
                      Facsimile: (215) 893-3662
                  E-mail: info@DonarEnterprises.com
      ----------------------------------------------------------
      (Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]


                   CALCULATION OF REGISTRATION FEE
===============================================================================================================
                           |       Amount       |   Proposed Maximum   |  Proposed Maximum  |
Title of                   |       to be        |    Offering Price    |     Aggregate      |    Amount of
 Shares to be Registered   |     Registered     |     Per Share(1)     |   Offering Price   | Registration Fee*
---------------------------------------------------------------------------------------------------------------
 Common Stock, $.001 par   |                    |                      |                    |
  value..................  |  2,000,000 shares  |        $0.05         |      $100,000      |      $25.00
---------------------------------------------------------------------------------------------------------------
 Total...................  |  2,000,000 shares  |        $0.05         |      $100,000      |      $25.00
===============================================================================================================


* Previously paid.

1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares, and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.


            SUBJECT TO COMPLETION, DATED OCTOBER 9, 2001

PRELIMINARY PROSPECTUS

                       DONAR ENTERPRISES, INC.

                   2,000,000 Shares of Common Stock
                        Price per share: $0.05
         Total cash proceeds if all shares are sold: $100,000

      This is our initial public offering. We are offering up to 2,000,000 shares of our common stock at a price of $0.05 per share. We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. The shares will be offered and sold by William Tay, our sole executive officer and director.

      There is no trading market for our common stock.

      The offering will remain open until 180 days from the date of this prospectus, which may be extended for an additional 180 days at the discretion of the board of directors.

      The purchase of our shares involves substantial risk. See
"risk factors" beginning on page 6 for a discussion of risks to consider before purchasing our common stock.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

=========================================================================
                       |   Price     |  Underwriting    |   Proceeds
                       |   to        |  Discounts and   |   To
                       |   Public    |  Commissions     |   Donar
-------------------------------------------------------------------------
Per Share ............ |   $   0.05  |       $0         |   $   0.05
-------------------------------------------------------------------------
Total ................ |   $100,000  |       $0         |   $100,000
=========================================================================

                       DONAR ENTERPRISES, INC.
                   1422 Chestnut Street, Suite #410
                   Philadelphia, Pennsylvania 19102
                    Telephone: (215) 569-9176 x11
                      Facsimile: (215) 893-3662

           The date of this prospectus is October 9, 2001.

                          TABLE OF CONTENTS
                          -----------------
                                                           PAGE
                                                           ----

PROSPECTUS SUMMARY .......................................   5
RISK FACTORS .............................................   6

  Donar is a development stage company with no
    operating history, and there is a risk we will
    not be able to sustain our operations.................   6
  Our accountant has expressed doubt that we are
    able to continue as a going concern...................   6
  This offering is self-underwritten, and has no
    minimum which must be raised, which means that
    we may not raise any proceeds or only nominal,
    and investor's run the risk of losing their
    entire investment.....................................   6
  Our president, William Tay, has voting control
    over all matters submitted to a shareholder
    vote, which means that he, and not the
    investors, has control over all of Donar's
    matters...............................................   7
  As there is no public market for our common
    shares, they are an illiquid investment and
    investors may not be able to sell their shares........   7

USE OF PROCEEDS ..........................................   8
DETERMINATION OF OFFERING PRICE ..........................   9
DILUTION .................................................  10
SELLING SECURITY HOLDERS .................................  10
PLAN OF DISTRIBUTION .....................................  11
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS ........  12
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL
  PERSONS ................................................  13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT .............................................  14
DESCRIPTION OF SECURITIES ................................  14
RELATED PARTY TRANSACTIONS ...............................  16
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
  SECURITIES ACT LIABILITIES .............................  17
BUSINESS .................................................  19
MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION ..  23
LEGAL PROCEEDINGS ........................................  25
LEGAL MATTERS ............................................  25
EXPERTS ..................................................  25
REPORTS TO SECURITY HOLDERS ..............................  25
INDEX TO FINANCIAL STATEMENTS ............................  28
SUBSCRIPTION AGREEMENT ...................................  38

                          PROSPECTUS SUMMARY

      You should read the following summary together with the more detailed information about our company and the common stock being sold in this offering and our financial statements and the notes to those statements included elsewhere in this prospectus. References in this prospectus to "we," "our" and "us" refer to Donar Enterprises, Inc.

                       Donar Enterprises, Inc.

Corporate Background

      Donar was organized on May 25, 2001, and has just commenced operations, but it has not generated any revenue and is still a development stage corporation. Donar's plan of operations is to provide document formatting and electronic filing services for companies and individuals that desire to submit filings, such as reports, prospectuses, registration statements, and other documents pursuant to the federal securities laws, to the sec, via the sec's electronic data gathering analysis and retrieval system, short for edgar.

Our Address and Telephone

      Our office address is at 1422 Chestnut Street, Suite #410, Philadelphia, Pennsylvania 19102. Our telephone number is (215) 569-9176 x11 and our fax number is (215) 893-3662. Our registered statutory office is located at 25 Greystone Manor, Lewes, Delaware 19958. Our web site is located at http://www.DonarEnterprises.com. The information contained in our website is not a part of this prospectus.

                             The Offering

Common Stock Offered
  for Sale .................  Up to a maximum of 2,000,000 shares.

Price to the Public ........  $0.05 per share in cash.

Use of Proceeds
  Primarily for ............  Offering expenses, sales and marketing, independent contractors and web site
                              improvement.

Number of Shares
  Outstanding Prior
  to the Offering ..........  4,750,000

Number of Shares
  Outstanding After
  the Offering .............  4,950,000 if 10% of offering sold.
                              5,250,000 if 25% of offering sold.
                              5,750,000 if 50% of offering sold.
                              6,250,000 if 75% of offering sold.
                              6,750,000 if 100% of the offering sold.

Plan of Distribution .......  This is a direct public offering, with no commitment by anyone to
                              purchase any shares. Our shares
                              will be offered and sold by
                              William Tay, our sole executive
                              officer and director. There is a
                              2000 share minimum investment
                              required from individual investors.

Terms of the Offering ......  This is a no minimum offering.
                              Accordingly, as shares are sold, we
                              will use the money raised for our
                              activities. The offering will
                              remain open until 180 days from the
                              date of this prospectus, which may
                              be extended for an additional 180
                              days at the discretion of the board
                              of directors. We cannot be certain
                              that we will be able to sell
                              sufficient shares to fund our
                              operations adequately.

                             RISK FACTORS

     You should carefully consider the possibility that your entire investment may be lost. As such, you are encouraged to evaluate the following risk factors and all other information contained in this prospectus before purchasing our common stock. Our common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations, and could result in complete loss of your investment.

Donar is a development stage company with no operating history, and there is a risk we will not be able to sustain our operations.

     We have no operating history and are still a development stage company. Since we have no history of operations, there is no way to predict if we will be able to sustain our operations.

Our accountant has expressed doubt that we are able to continue as a going concern.

     Because we have accumulated losses since inception, our independent accountant has expressed doubt that we will be able to continue as a going concern.

This offering is self-underwritten, and has no minimum which must be raised, which means that we may not raise any proceeds or only nominal, and investor's run the risk of losing their entire investment.

     Since this offering is self-underwritten, and has no minimum amount which must be raised for us to use the funds. Moreover, we may raise only nominal funds, or no funds at all.

Our president, William Tay, has voting control over all matters submitted to a shareholder vote, which means that he, and not the investors, has control over all of Donar's matters.

     Our president holds all 4,750,000 of our common shares outstanding as of July 31, 2001, which gives him voting control over all matters submitted to a vote of Donar's shareholders.



As there is no public market for our common shares, they are an illiquid investment and investors may not be able to sell their shares.

     There is no public market for our securities. Although we intend to submit for a quotation of our common stock on the otc bulletin board of the nasd, we cannot guarantee that any public market will develop for our securities or that, if any such market develops, it will be maintained. As a result, stockholders may not be able to sell their shares readily, if at all. See "plan of distribution - no public market for our common stock."

                           USE OF PROCEEDS

      The net proceeds to us from the sale of the 2,000,000 shares offered hereby at a public offering price of $0.05 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $15,500 for legal, accounting, printing and other costs in connection with the offering. In the event we fail to raise enough cash in the offering to offset offering expenses, we will have to find another source of funding, such as borrowings from our sole officer and director, and we cannot assure you that we will have any success in this regard.

      The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of proceeds in the event actual proceeds are insufficient to accomplish the uses set forth.


Percent of total shares offered              10%         25%         50%         75%         100%
                                             ($)         ($)         ($)         ($)         ($)
                                          ---------   ---------   ---------   ---------   ---------
Shares sold.............................    200,000     500,000   1,000,000   1,500,000   2,000,000
Gross proceeds from offering............     10,000      25,000      50,000      75,000     100,000
Use of proceeds:
  Offering expenses.....................     10,000      15,500      15,500      15,500      15,500
  Sales and marketing...................          0       4,000       8,000      12,000      15,000
  Independent contractors...............          0       3,000      15,000      28,000      42,000
  Web site improvement..................          0       1,500       2,500       4,500       5,000
  Rent..................................          0           0       3,000       6,000      10,000
  Professional fees.....................          0           0       4,000       6,000       8,500
  General working capital...............          0       1,000       2,000       3,000       4,000
                                          ---------   ---------   ---------   ---------   ---------
Total use of proceeds...................     10,000      25,000      50,000      75,000     100,000
                                          =========   =========   =========   =========   =========

      The specifics of each use of proceeds as illustrated in the table above will break down in their order of priority, assuming all shares are sold in this offering, as follows:

      1. Offering expenses: $15,500 in expenses relates to the cost of conducting this offering. They include sec registration fee, state registration fee and expenses, printing and shipping expenses, legal fees and expenses, accounting fees and expenses, and transfer agent expenses.

      2. Sales and marketing: $15,000 will be used for our direct mail marketing campaign. They include purchasing and/or compiling mailing lists and the printing of our promotional service materials.

      3. Independent contractors: $42,000 will be used for hiring independent contractors to support our development, technical, marketing, sales, support and administrative organizations.

      4. Web site improvement: $5,000 will be used to improve our current web site by implementing an online credit card payment system and a edgar search engine.

      5. Rent: $10,000 will be used to obtain larger office space within the Center City Philadelphia area where our operation is currently situated.

      6. Professional fees: $8,500 will be used for accounting and legal cost associated with our reporting or filing obligations to the sec for the first year after the effective date of this prospectus.

      7. General working capital: $4,000 will be used for telephone, long distance, internet access charges, postage, office supplies and other miscellaneous expenses.

      It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 2,000,000 shares offered will be sold. If fewer than all of the shares are sold, we will have to delay or modify our plan. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us.

      In the event cash proceeds from this offering are inadequate to offset the expenses incurred as a result of this offering, our sole officer and director, William Tay, has indicated orally that he may lend us up to $25,000. However, we cannot assure you that he will do so at such time.

      Any funds not used for the purposes indicated will be used for general working capital. General working capital includes telephone, long distance, internet access charges, postage, office supplies and other miscellaneous expenses. Professional fees consists of accounting and legal costs for filings. If less than the entire offering is received, funds will be applied according to the priorities outlined above. For example, if $25,000 in gross proceeds from the offering is received, $15,500 will be used for the offering expenses, $4,000 will be used for sales and marketing, $3,000 will be spent on paying for the services of independent contractors, and the remaining $500 will be used to pay for further development of our corporate web site. If less than $15,500 is received the entire amount will be applied toward offering expenses.

      In general, the more shares we are able to sell, the more quickly we will be able to begin our sales and marketing efforts and pay salaries to our employees. The numbers above do not include any deductions for selling commissions since we will be selling the shares through the efforts of our sole officer and director who will not receive any commissions.

      There is no minimum amount that must be sold in this offering. There is a 2000 share minimum but no maximum amount that must be purchased by each investor. We may not be able to raise the additional funds we need to operate our business. If we receive no or nominal proceeds we may not remain as a viable going concern and you may lose your entire investment.

      Our sole officer and director have broad discretion in allocating a substantial portion of the proceeds of this offering. We will invest proceeds not immediately required for the purposes described above principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest bearing investments.


                   DETERMINATION OF OFFERING PRICE

      There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

        [The balance of this page is intentionally left blank]

                               DILUTION

      You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

      As of July 31, 2001, Donar's net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of Donar's tangible assets less its total liabilities. Net tangible book value per share represents Donar's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 2,000,000 shares at an offering price of $0.05 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), Donar's net tangible book value as of the closing of this offering would increase from $0 to $.02 per share. This represents an immediate increase in the net tangible book value of $.02 per share to current shareholders, and immediate dilution of $.03 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.05
Net tangible book value per share prior to offering.............. $0.00
Increase per share attributable to new investors................. $0.02
Net tangible book value per share after offering................. $0.02
Dilution per share to new investors.............................. $0.03
Percentage dilution..............................................  60%

      The following assumes the sale of 75% of the shares of common stock in this offering. As of July 31, 2001, Donar's net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of Donar's tangible assets less its total liabilities. Net tangible book value per share represents Donar's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,500,000 shares at an offering price of $0.05 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), Donar's net tangible book value as of the closing of this offering would increase from $0 to $.02 per share. This represents an immediate increase in the net tangible book value of $.02 per share to current shareholders, and immediate dilution of $.03 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.05
Net tangible book value per share prior to offering.............. $0.00
Increase per share attributable to new investors................. $0.02
Net tangible book value per share after offering................. $0.02
Dilution per share to new investors.............................. $0.03
Percentage dilution..............................................  60%

      The following assumes the sale of 50% of the shares of common stock in this offering. As of July 31, 2001, Donar's net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of Donar's tangible assets less its total liabilities. Net tangible book value per share represents Donar's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,000,000 shares at an offering price of $0.05 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), Donar's net tangible book value as of the closing of this offering would increase from $0 to $.01 per share. This represents an immediate increase in the net tangible book value of $.01 per share to current shareholders, and immediate dilution of $.04 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.05
Net tangible book value per share prior to offering.............. $0.00
Increase per share attributable to new investors................. $0.01
Net tangible book value per share after offering................. $0.01
Dilution per share to new investors.............................. $0.04
Percentage dilution..............................................  80%

      The following assumes the sale of 25% of the shares of common stock in this offering. As of July 31, 2001, Donar's net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of Donar's tangible assets less its total liabilities. Net tangible book value per share represents Donar's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 500,000 shares at an offering price of $0.05 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), Donar's net tangible book value as of the closing of this offering would remain at $0 per share and, as a result, there will not be an immediate increase in the net tangible book value per share to current shareholders, but there is an immediate dilution of $.05 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.05
Net tangible book value per share prior to offering.............. $0.00
Increase per share attributable to new investors................. $0.00
Net tangible book value per share after offering................. $0.00
Dilution per share to new investors.............................. $0.05
Percentage dilution..............................................  100%

      The following assumes the sale of 10% of the shares of common stock in this offering. As of July 31, 2001, Donar's net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of Donar's tangible assets less its total liabilities. Net tangible book value per share represents Donar's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 200,000 shares at an offering price of $0.05 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), Donar's net tangible book value as of the closing of this offering would remain at $0 per share and, as a result, there will not be an immediate increase in the net tangible book value per share to current shareholders, but there is an immediate dilution of $.05 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.05
Net tangible book value per share prior to offering.............. $0.00
Increase per share attributable to new investors................. $0.00
Net tangible book value per share after offering................. $0.00
Dilution per share to new investors.............................. $0.05
Percentage dilution..............................................  100%


                       SELLING SECURITY HOLDERS

      None of our security holders is offering any securities under this offering. We are selling all of the shares under this offering.

                         PLAN OF DISTRIBUTION

General

      The following discussion addresses the material terms of the plan of distribution.

      We are offering up to 2,000,000 shares of our common stock at a price of $0.05 per share. We are offering the shares directly on a best efforts, no minimum basis and no compensation is to be paid to any person for the offer and sale of the shares. Since this offering is conducted as a direct public offering, there is no assurance that any of the shares will be sold.

      The offering will remain open until 180 days from the date of this prospectus, which may be extended for an additional 180 days at the discretion of the board of directors, unless the maximum proceeds are received earlier or we decide to stop selling our shares. Our sole officer and director, William Tay, existing stockholders and affiliates may purchase shares in this offering under the same terms as public investors would, and if purchased, they intent to hold the shares for investment purposes, and not with a view to further resale or distribution. There is no limit to the number of shares they may purchase.

No Public Market for Common Stock

      There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by the nasd, upon the effectiveness of the registration statement of which this prospectus forms a part.

      There are several requirements for listing our shares on the nasd bulletin board, including:

      * we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

      * we must remain current in our filings;

      * we must find a member of the nasd to file a form 211 on our behalf. The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with the nasd so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

      We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

No Broker Is Being Utilized In This Offering

      This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, the nasd's corporate finance department must issue a "no objection" position on the terms of the underwriting compensation before the broker-dealer may participate in the offering.

Our President Will Be Selling Our Securities On Our Behalf

      Although our president is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

      * He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

      * He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

      * He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

      He will restrict his participation to the following activities:

      A. Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

      B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

      C. Performing ministerial and clerical work involved in effecting any transaction.

No Escrow of Proceeds

      There will be no escrow of any of the proceeds of this offering. Accordingly, we will have use of all funds raised as soon as we accept a subscription and funds have cleared. These funds shall be non-refundable to subscribers except as may be required by applicable law.

Penny Stock Reform Act of 1990

      The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.


          SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Some of the statements under the "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis or Plan of Operation," "Business" and elsewhere in this prospectus constitute forward-looking statements. The "safe harbor" for forward-looking statements does not apply to this offering since it is an initial public offering of our securities. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

      In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend",
"expects," "plan," "anticipates," "believes," "estimates,"
"predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

      The following table and subsequent discussion contains information concerning our directors and executive officers, their ages, term served and all of our officers and their positions, who will serve in the same capacity with us upon completion of the offering.


Name              Age         Term Served           Title / Position
-----------       ---         ---------------       ----------------------
William Tay       30          Since inception       President, Secretary,
                                                    Treasurer and Director

      There are no other persons nominated or chosen to become directors or executive officers nor do we have any employees other than above.

      William Tay, is the founder of Donar Enterprises, Inc. Mr. Tay has been the president, secretary, treasurer and director since our inception on May 25, 2001. Mr. Tay has basic training in formatting and filing edgar documents and will be responsible for all of our service offerings. Mr. Tay is currently devoting his full time managing his own investments.

     During the past five years Mr. Tay has been a director and/or officer in the following companies:


Name of Company                             Title and Position    From-To       Business of entity
----------------------------------------    -------------------   -----------   ---------------------------------
Anacott Capital Corp.                       Pres/CEO/Secy/Dir     4/01-Pre      Seeking a merger/acquisition.

Bilogic, Inc.                               Pres/CEO/Secy/Dir     6/00-3/01     Develops patient medical records
(fka Discovery Capital Funding Corp)                                            systems as an application
                                                                                service provider.

Bluestar Enterprises, Inc.                  Pres/CEO/Secy/Dir     4/01-Pre      Seeking a merger/acquisition.

Breakthrough Technology Partners I, Inc.    Pres/CEO/Secy/Dir     6/00-3/01     Seeking a merger/acquisition.

Dotcom Internet Ventures Ltd.               Pres/CEO/Secy/Dir     12/99-Pre     Provides financial consulting and
                                                                                financial advisory services to
                                                                                public and private companies.

DT Solutions, Inc.                          Pres/CEO/Secy/Dir     6/00-4/01     Provides a singular supply
(fka Webtech International Investors                                            chain for the installation,
Group, Inc.)                                                                    training, reselling and repair
                                                                                of customized bundled products
                                                                                and services.

Internet Capital Ventures & Assoc., Inc.    Pres/CEO/Secy/Dir     6/00-6/01     Developing a classic rock radio,
                                                                                classic rock television network
                                                                                and a classic rock internet
                                                                                network.

Millenium Capital Venture Holdings Inc.     Pres/CEO/Secy/Dir     6/00-6/01     Seeking a merger/acquisition.

istopsale.com Holdings Inc.                 Pres/CEO/Secy/Dir     10/99-8/01    Operates serveral internet
                                                                                e-commerce web sites for the
                                                                                sale of goods and services to
                                                                                consumers.

Prosperity Partners, Inc.                   Pres/CEO/Secy/Dir     4/01-Pre      Seeking a merger/acquisition.

Teldar Financial, Inc.                      Pres/CEO/Secy/Dir     4/01-Pre      Seeking a merger/acquisition.

Thunor International, Inc.                  Pres/CEO/Secy/Dir     4/01-Pre      Seeking a merger/acquisition.

Totalseek.com, Inc.                         Pres/CEO/Secy/Dir     2/01-Pre      Operates an internet search
                                                                                engine and directory.

Universal Equity Partners, Inc.             Pres/CEO/Secy/Dir     4/01-Pre      Seeking a merger/acquisition.

Valesc, Inc.                                Pres/CEO/Secy/Dir     6/00-3/01     Acquiring sales and distribution
(fka NetCentral Capital Fund, Inc.)                                             organizations offering medical
                                                                                products.

      Mr. Tay initially will devote up to approximately 20 hours per week of his time to our affairs. If and when our business operations increase and a more extensive time commitment is needed, he is prepared to devote more time even on a full-time basis.

      Our directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

      No officer, director, or persons nominated for such positions and no promoters or significant employee of Donar has been involved in legal proceedings that would be material to an evaluation of our sole officer and director.

Prior Blank Check Involvement

      Mr. Tay has never been involved in any blank check or blind pool offerings to the public but is involved in developing blank check companies for sale to or acquisition by target companies.

No Merger Plans

      We have no present intention, nor does a present potential exist for us, to consummate a business combination with any business or company, in which our promoters, management, or their affiliates or associates, directly or indirectly, have a pecuniary interest, although no existing corporate policies would prevent this from occurring. Further, none of the companies listed above in which our president, William Tay, is or has been affiliated with have had any preliminary contact or discussions with Donar, and there are no present plans, proposals, arrangements, or understandings with any representatives of those entities regarding the possibility of an acquisition or merger transaction.

Executive Compensation

      We have made no provisions for cash compensation to our sole executive officer and director, William Tay. Mr. Tay received 4,750,000 shares or restricted stock as a retainer for future services and in exchange for organizational costs, the development of our business plan, the web site and the domain name. These restricted shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144. Certificates representing the securities bear such a legend. These 4,750,000 shares have been accepted as full compensation for Mr. Tay's services for the first year of operation. No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. There were no grants of options or SAR grants given to Mr. Tay during the current fiscal year. The following table shows the cash and non-cash compensation paid to Mr. Tay.

                     Annual Compensation          Long Term Compensation
                     -------------------          ----------------------
                                                     Restricted         LTIP
Name and Position     Year     Salary Bonus Other    Stock Awards  SAR payout Other
-------------------   ----     -----  ----- -----    ------------  --- ------ -----
William Tay, C.E.O.   2001      -0-    -0-   -0-      4,750,000     0     0     0
Director


      We do not presently have a stock option plan but intend to develop an incentive based stock option plan for our officers and directors in the future and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

Employment Agreements

      We have not entered into any employment agreements with any of our employees, and employment arrangements are all subject to the discretion of our sole executive officer and director, William Tay.

Conflict of Interest - Management's Fiduciary Duties

      Our director and officer is or may become, in his individual capacity, officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. There exist potential conflicts of interest including allocation of time between Donar and his other business activities.

      No proceeds from this offering will be used to purchase directly or indirectly any shares of the common stock owned by any present shareholder, officer, director or promoter. No proceeds from this offering will be loaned to our sole officer and director, and any of his affiliates. We also will not use proceeds of this offering purchase the assets of any company, which is beneficially owned by any of our current or future officers, directors, promoters or affiliates.


    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of our common stock, with respect to each of our named director and executive officer, each person known to us to be the beneficial owner of more than five percent (5%) of said securities, and all of our directors and executive officers as a group:

                                                                      Percent       Percent
                             Title         Amount and Nature of       Before        After
Name and Address            of Class       Beneficial Ownership       Offering(1)   Offering(2)
------------------------    --------       --------------------       -----------   -----------
William Tay                  Common         4,750,000 shares,            100%          70%
1422 Chestnut Street                        direct ownership
Suite #410
Philadelphia, PA 19102

All officer & director       Common         4,750,000 shares,            100%          70%
as a group (1 person)                       direct ownership


--------------
(1) Based on current outstanding common shares of 4,750,000.
(2) Assuming all 2,000,000 shares of common stock offered hereby are sold.

      There are currently no arrangements that would result in a change of control of us.


                      DESCRIPTION OF SECURITIES

      The following statements are qualified in their entirety by reference to the detailed provisions of our Certificate of Incorporation and Bylaws. The shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

      We are presently authorized to issue 100,000,000 shares of $.001 par value common stock. The holders of our common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefor. No holder of any shares of our common stock has a pre-emptive right to subscribe for any of our securities nor are any common shares subject to redemption or convertible into other securities. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

      We have reserved from our authorized but unissued shares a sufficient number of shares of common stock for issuance of the shares offered hereby. The shares of common stock issuable on completion of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable. During the pendency of the offering, subscribers will have no rights as stockholders until the offering has been completed and the shares have been issued to them.

Preferred Stock

      We are also presently authorized to issue 20,000,000 shares of $.001 par value preferred stock. Under our Certificate of Incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the Delaware Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Delaware Secretary of State, or copies thereof may be obtained from us.

Options and Warrants

      We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our sole director, William Tay, may later determine to authorize options and warrants for our company.

Dividend Policy

      We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by State laws. Under Delaware corporate law, no dividends or other distributions may be made which would render a company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Transfer Agent

      The transfer agent for our common stock will be Holladay Stock Transfer, Inc. upon completion of the offering. Its address and telephone number is 2939 North 67th Place, Scottsdale, Arizona 85251, (480) 481-3940. Up until the present time, we have acted as our own transfer agent and registrar.

Shares Eligible For Future Sale

      Upon completion of this offering, we will have 6,750,000 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, the 2,000,000 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

      The remaining 4,750,000 of common stock held by existing stockholder were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares will become eligible for sale a year from their date of initial issuance, subject to the limitations of Rule 144. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

      In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock, which are not restricted securities.

      Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements. In meeting the one-and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate. Rule 701 provides that currently outstanding shares of common stock acquired under our employee compensation plans, and shares of common stock acquired upon exercise of presently outstanding options granted under these plans, may be resold beginning 90 days after the date of this prospectus:

      * by persons, other than affiliates, subject only to the manner of sale provisions of Rule 144, and

      * by affiliates under Rule 144 without compliance with its one-year minimum holding period, subject to some limitations.

      There is presently no agreement by any holder, including our "affiliates", of "restricted" shares not to sell their shares.

Penny Stock Regulation

      Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.


                      RELATED PARTY TRANSACTIONS

      Since inception, the following transactions were entered into with our sole officer and director.

      Our sole officer and director, William Tay, acquired his shares with the intent to hold the shares for investment purposes, and not with a view to further resale or distribution, except as permitted under exemptions from registration requirements under applicable securities laws. That means that he may not sell such securities unless they are either registered with the sec and comparable agencies in the states or other jurisdictions where the purchasers reside, or are exempted from registration. The most widely used exemption from registration requirements is provided by sec Rule 144, which requires a one year holding period prior to resale, and limits the quantities of securities that can be sold during any 90 day periods.

      The certificate has been issued with a restrictive legend required with respect to issuance of securities pursuant to exemptions from registration requirements under the Securities Act and the recipient acknowledged his understanding that the shares are restricted from resale unless they were either registered under the Securities Act and comparable state laws, or the transaction was effected in compliance with available exemptions from such registration requirements.

      In connection with our organization, on May 25, 2001, William Tay, our president, was issued 4,750,000 shares of our restricted common stock as a retainer for future services and in exchange for organizational costs, the development of our business plan, the web site and the domain name.

      It is contemplated that we may enter into certain transactions with our sole officer and director, William Tay, or affiliates which may involve conflicts of interest in that they will not be arms' length transactions. These transactions include the following:

      We presently have no office facilities but for the time being we will use as our business address the office of William Tay, our president, on a rent free basis, until such time as our business operations may require more extensive facilities and we have the financial ability to rent commercial office space. There is presently no formal written agreement for the use of such facilities, and no assurance that such facilities will be available to us on such a basis for any specific length of time.

      We have no formal written employment agreement or other contracts with our sole officer, William Tay, and there is no assurance that the services to be provided by him, and facilities to be provided by William Tay, will be available for any specific length of time in the future. William Tay anticipates initially devoting up to approximately 20% of his time to our affairs. If and when our business operations increase and a more extensive time commitment is needed, William Tay is prepared to devote more time to our affairs, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements would be determined if and when such arrangements become necessary.

      All future transactions between us and our officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested directors.

      There are currently no related party transactions between Mr. Tay's affiliates and Donar. Further, Donar has not had any preliminary contact or discussions with Mr. Tay's affiliates and there are no present plans, proposals, arrangements or understandings with these companies to enter into any future transactions.


DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
                           ACT LIABILITIES

      Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions, which involve intentional misconduct, or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

      Following the close of this offering, we will be subject to the State of Delaware's business combination statute. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

      As permitted by Delaware law, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

      We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors.

      We undertake the following:

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

        [The balance of this page is intentionally left blank]

                               BUSINESS

In General

      Donar Enterprises, Inc. was recently incorporated under the laws of the State of Delaware on May 25, 2001. Donar has just recently commenced operations. Our plan of operations is to provide document formatting and electronic filing services for companies and individuals that desire to submit filings, such as reports, prospectuses, registration statements, and other documents pursuant to the federal securities laws, to the sec, via the sec's electronic data gathering analysis and retrieval system, short for edgar. Most of our planned operations described in this prospectus depends on us raising a sufficient amount of capital to dedicate financial resources to each element of our business plan. There can be no assurance that any capital at all will be raised from this offering.

      The sec requires participants or their agents to file most disclosure information in an electronic format through edgar rather than by traditional paper filing package. This electronic format, usually in text, but most recently in html, which stands for hyper-text markup language, the language used to create web site documents, includes additional submission information within the document for aid in the sec's analysis of the document and retrieval by the public. This electronic format is generally delivered by direct telecommunications, but may be delivered on magnetic computer tape or by diskette. In essence, edgar allows companies and individuals to file, and the public to retrieve, disclosure information electronically, primarily through the sec's edgar archive web site found at http://www.sec.gov. We convert sec forms and exhibit documents in standard word processing and other computer formats to the edgar format and assembles these documents on behalf of our clients for electronic filing with the sec.

      Our office address is at 1422 Chestnut Street, Suite #410, Philadelphia, Pennsylvania 19102. The telephone number of our principal executive office is (215) 569-9176 x11. Our fax number is (215) 893-3662. Our web site is located at http://www.DonarEnterprises.com and our e-mail at that Internet address is info@DonarEnterprises.com. The information at our web site is not part of this prospectus.

About the Securities and Exchange Commission

      The sec was founded in 1933 to provide safeguards to protect investors in the American Stock Market from the kinds of practices that resulted in the crash of 1929. Since its inception, the sec has developed regulations for publicly held corporations based on the premise that full disclosure, including negative factors, of public companies' business and financial status produces a fluid non-manipulative market.

Industry Background

      Public companies must file certain reports with the sec. In the beginning, sec filings were submitted on paper and available only by paper copy. In the 1970's, the sec contracted with an outside company to create and distribute microfiche copies to designated sec public reference rooms. In order to obtain copies of these documents, individuals had to either make hard copies one page at a time or order copies from service bureaus such as Disclosure, Inc.

      The sec recognized the need to enhance the speed and efficiency of the sec filing process, make corporate and financial information readily available to investors, and generate more informed investor participation and securities markets. Hence, the sec began developing an electronic disclosure system in 1983.

      By fall of 1984, a pilot system was opened for volunteers filing with both the division of corporate finance and the division of investment management. On July 15, 1992, the operational edgar system was made available to those filers, still on a voluntary basis.

      On February 23, 1993, the sec issued four releases adopting rules, on an interim basis, that required most documents processed by these divisions to be done so electronically. These releases contained phase-in schedules to bring filers onto the edgar system, a process that began on April 26, 1993.

      After completing the phase-in of a statutorily mandated significant test group in December 1993, the sec staff evaluated edgar's performance during a six-month test period. The evaluation resulted in a positive assessment of the edgar system and the sec staff recommended that the sec proceed with full implementation of mandated electronic filing.

      Since May of 1996, the sec mandates that persons or entities filing certain documents are required to make such filings electronically. The sec will no longer accept any paper filings of most of its forms. Today, the edgar database is the definitive repository of corporate information.

      In May of 1999 the edgar system began accepting documents in html, and unofficial documents in pdf, which stands for portable document format, which is a file that will look the same on the screen and in print, regardless of what kind of computer or printer someone is using and regardless of what software package was originally used to create it. This modernization of the edgar system was intended to make the system more user friendly, and give the documents submitted a look that was closer to that of the original document. At some point in the future, the sec will no
longer accept the traditional   text documents, and html will
become the new standard.

Our Market

        Most public companies securities are quoted and traded on either a national securities exchange, such as the American or New York Stock Exchange, or on electronic exchanges such as nasdaq and the nasd otc bulletin board. At a minimum, each public company must file, through the sec's edgar system, an annual report on form 10-k or form 10-ksb and three quarterly reports on form 10-q or form 10-qsb. Most companies make substantially more filings because of registration statements, reorganizations, mergers and acquisitions, name changes, material events of importance to security holders and a variety of other reasons required by the federal securities laws. In addition, officers and directors of the companies as well as large and/or influential stockholders are required to make filings on changes in their status with the companies.

      We hope to capture a portion of the electronic filings made by companies and certain individuals in this market by providing exceptional service at competitive prices compared to our largest competitors, such as Merrill Corporation.

      We provide edgar filing services primarily to small public corporations traded on the over-the-counter market and certain individuals by marketing our services to these groups directly or through legal and accounting firms specializing in securities practices.

Future Growth Strategy

      The current marketplace of established edgar filing service providers is highly fragmented, with literally dozens of edgar filing service providers located throughout the country. As such, we believe that there is an opportunity for a publicly traded edgar filing service provider company to acquire several, smaller and more established edgar filing service providers.

Our Services

      We are a full-service edgar filing service provider that files edgar reports on behalf of public companies and certain individuals. The scope of work undertaken by a full-service edgar filing service provider includes the following:

      1. Filing for edgar access codes: Before filers can use the edgar system, they must be registered on the edgar system as filers. We assist our clients in submitting their application to the sec edgar office for registration. When the completed form is received by the sec, account information such as filing codes are mailed to us and we forward a copy to our client.

      2. Conversion of documents to edgar acceptable format: Most documents are created on popular word processing softwares such as microsoft word or wordperfect. We convert these documents in their original format to the edgar format in order to file on the edgar system.

      3. Client approval of the document to be filed with the sec:
After we have converted our client's document to the edgar format, we will e-mail them a copy for proof-reading.

      4. Electronic filing or transmission of the document on the edgar system: Once the formatted document is proof-read and final approval is obtained from the client, we will file the document to the edgar system on the client's behalf by electronic transmission over the internet.

Document Preparation and Filing Services

      We offer edgar filing services utilizing the traditional text filing format. Our turnaround time for text based files is expected to be 36 hours for documents submitted to us by e-mail, diskette or any other digital format, and 72 hours for hard copy or hand-keyed documents. We will offer the new html and pdf filing formats in about 3 to 4 months time.

      Our services include creating a new client account with us, making a client's sec required filings "edgar-ready", obtaining client approval of filing documents, editing client changes, transmitting filing documents utilizing the edgar system and forwarding final filing documents and sec notifications of acceptance to our clients.

      To make our client's filing "edgar-ready", we convert word processing documents that have been prepared by the client into text, html or pdf formats. Additionally, we insert required information, such as submission header and document data. The documents are then run through computer based validation programs, such as EDGARLink, a software program provided for filers and their agents by the sec, to check certain required information and conformity to the edgar acceptable format.

      Upon client approval of a final draft, complete with required information, we will "Test" file the document. Upon written authorization from client, the document will be filed "Live" on the edgar system. We require that written authorizations are provided to us at least two hours before the document is to be filed or transmitted Live on the edgar system. Shortly after a document is filed or transmitted, the sec confirms the acceptance of the document via e-mail. This confirmation is sent directly to us and we forward such confirmation to our clients, by e-mail, fax or otherwise.

      Most documents will be delivered to us from our clients either by e-mail or computer disk. For additional charges, we will also provide typing and data entry services for documents delivered to us in paper format. However, we do not provide any form of legal or accounting advice or editing services beyond corrections explicitly requested by our clients.

      We currently charge fees based upon the number of pages being filed, the number of tables required, such as in financial statements, in a document, the deadlines imposed by the filer and the amount of editing required.

Distribution and Marketing Plan

      We currently deliver our edgar filing services primarily through our web site. Our fully functional web site can be found at http://www.DonarEnterprises.com. This web site is currently being hosted and maintained by our president at no charge to us.

      We do not currently have any customers. To build our customer base, we will implement a regular campaign of direct mail to a database of publicly held companies as well as legal and accounting firms specializing in securities practices. Additionally, we intend to further enhance our web site and engage in a regular campaign of e-mail marketing and other forms of on-line marketing, on the Internet.

      Initially, we will focus on targeting smaller public companies that are not large enough to require a full-time or even part-time employee to handle their filings and who would thereby benefit from outsourcing such services to us. As we grow, hire and train additional personnel and can benefit from certain economies of scale, we will seek to target larger companies for the purposes of replacing their in-house edgar filing staff.

      Because of the nature of the our business and the improvements in technology, we do not foresee geographical barriers to our market. Most of our business can be managed by mail, fax or e-mail and does not require much travel.

      We do not believe that we will be affected by seasonal factors. However, many companies file reports on a calendar year-end basis. As a result, we believe that a greater percentage of our business will occur around the deadlines set forth by the sec for companies filing on a calendar year-end basis. Such deadlines are forty-five days after the end of each quarter, and ninety-days after a company's year-end.

      There can be no assurance that we will be able to develop our marketing plan.

Sources and Availability of Raw Materials

      We are in the service business, and thus we do not use raw materials or have any significant suppliers.

Customer Base

      As of the date of this prospectus, we have no customers. If we are not able to establish a customer base in the future, we will not be profitable.

Current Operations and Administrative Systems

      Our current operations are based in Center City Philadelphia, Pennsylvania. We are currently borrowing all of our computers, Internet access line and software from our president. Our systems include three computers, an apple power macintosh, a generic
personal computer and web server, a dedicated   internet
access connection, and several off-the-shelf web site development, marketing, word processing and accounting software programs.

Research and Development Activities

      Although our industry relies on the technical knowledge of computers and software, our operations will not require research and development in the traditional sense. Other than initial web site development at www.DonarEnterprises.com, we have not undergone any research and development activity. Our president, William Tay, has basic training in formatting and filing edgar documents and will be responsible for all of our service offerings.

Intellectual Property

      We do not have any trademarks, patents, licenses, royalty agreements, or other proprietary interest. We own the domain name, www.DonarEnterprises.com.

Competitive Business Conditions

      Many filers or issuers file disclosure reports, prospectuses, registration statements, and other documents with the sec in-house without utilizing the services of an outside edgar filing service provider. As a result, we compete in this segment of the market by offering savings in cost, time and logistics to such companies.

      Other filers utilize the services of law firms or outside edgar filing service providers who provide services similar to ours. We compete in this segment of the market by providing exceptional service, fast turnaround, and at competitive prices.

      A majority of our competition comes from law firms and outside edgar filing service providers who have substantially greater experience, financial and other resources than we do. Additionally, there is no assurance that we will be able to respond favorably to competitive pressures from these competitors.

      We may also face additional competition in the future as new technologies increase the simplicity at which filings can be made, thereby making it more difficult for us to achieve cost savings and other benefits for our existing clients and potential customers.

      The barriers to entry into our industry are very low and can result in continued competitive pressures, thereby having a potentially adverse effect on our financial performance.

Governmental Regulations Issues

      Other than maintaining our good standing in the State of Delaware, complying with applicable local business licensing requirements, complying with all state and federal tax requirements, preparing our periodic reports under the Securities Exchange Act of 1934, and complying with other applicable securities laws, rules and regulations, we do not believe that existing or probable governmental regulations will have a material effect on our operations.

Employees

      As of the date of this prospectus, we have one part-time employee. From time to time, we will employ additional independent contractors to support our development, technical, marketing, sales, support and administrative organizations. Competition for qualified personnel in the industry in which we compete is intense. Our future success will depend in part on our continued ability to attract, hire or acquire, train and retain qualified employees.

Properties

      We have our corporate headquarters in Philadelphia, Pennsylvania. Substantially all of our operating activities are conducted from 300 square feet of office space provided by our president at no charge. The office consists of one room and a telephone, and access to other common areas, which include the use of a fax machine and several computers. We believe that additional space will be required as our business expands and believe that we can obtain suitable space as needed. We do not own any real estate.


       MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following discussion should be read in conjunction with Donar's audited financial statements, including the notes thereto, appearing elsewhere in this prospectus.

History and Organization

      Donar Enterprises, Inc. was organized on May 25, 2001 under the laws of the State of Delaware, and has just recently commenced operations, but it has not generated any revenue and is still a development stage corporation. Donar is in the business of providing document formatting and electronic filing services for companies and individuals that desire to submit filings, such as reports, prospectuses, registration statements, and other documents pursuant to the federal securities laws, to the sec, via the sec's edgar system.

      In connection with organizing Donar, on May 25, 2001, William Tay was issued 4,750,000 shares of restricted common stock in exchange for services, his first year's salary, the business plan of Donar, and Donar's web site and domain name, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. The amount of shares issued in exchange for organizational costs, business plan, the website domain name and the first year's salary was valued at $237,500.

      Our common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that our common stock will ever develop a market.

Plan of Operations

      Our plan of operations is to provide high quality edgar filing services primarily to small public corporations traded on the over-the-counter market and certain individuals by marketing our services to these groups directly or through legal and accounting firms specializing in securities practices. To do this, we will carry out an aggressive targeted marketing campaign as discussed below.

      During the next twelve months, we plan to satisfy our cash requirements by this offering and by additional funding from our sole officer and director, on which we have survived since our inception. We may not be successful in raising additional equity financing, and, thus, be able to satisfy our cash requirements.

      We will need at least $25,000 to satisfy our cash requirements for the next 12 months. We will not be able to operate if we do not obtain equity financing through this offering, subsequent private offerings, loans or contributions from our sole officer and director. If only a minimal amount of shares are sold in this offering, we will continue to satisfy our cash requirements by contributions from our sole officer and director, which we expect will continue to contribute for the next twelve months. We have no current material commitments. We will depend upon capital to be derived from future financing activities such as subsequent offerings of our stock. We may never be successful in raising the capital we require. Our sole officer and director believes that, if this offering and the subsequent private placements are successful, we will be able to generate revenue and become profitable from providing edgar filing services and achieve liquidity within the next twelve months. We do not anticipate any further research and development of any products, nor do we expect to incur any research and development costs. We do not expect the purchase or sale of plant or any significant equipment, and we do not anticipate any change in the number of our employees. We have no current material commitments. We have generated no revenue since our inception.

      We are conducting this offering, in part, because we believe that an early registration of our equity securities will minimize some of the barriers to capital formation that otherwise exist. By having a registration statement in place, we believe that we will be in a better position, either to conduct a future public offering of our securities or to undertake a private placement with registration rights, than if we were a privately held company. Registering our shares may help minimize the liquidity discounts we may otherwise have to take in a future financing because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied and a public market will exist to effect Rule 144(g) broker transactions.

      We believe that the cost of registering our securities, and undertaking the required disclosure obligations will be more than offset by being able to get better terms for future financing efforts.

Milestones

      We will need to raise at least $25,000 from this offering in order to implement our plan of operations for the next twelve months of operations. This minimum amount of capital must be raised in order to properly execute our plan of operations. If we do not raise at least $25,000 from this offering, then we will seek funding by borrowing from William Tay, our sole officer and director.

      Our first milestone, upon receiving the minimum amount of capital required from our offering, is to begin limited promotion of our edgar filing services through direct mailings to about 1,000 to 1,500 small publicly held corporations traded on the over-the-counter markets. We will start by obtaining the names and addresses of these companies by purchasing the National Stock Summary, a directory published by Pink Sheets LLC, formerly National Quotation Bureau. According to the publisher, this directory list over 39,000 equities from companies listed on the New York Stock Exchange to small otc firms, including firms no longer being traded. The cost of this campaign should not exceed $1,000, including working capital, and will be paid with funds from this offering, if any.

      If no funds are generated by this offering, it will be paid by contributions or loans from our sole officer and director. The time to complete this phase should be within 30 days of the receipt of funds. At the end of this phase, we expect to generate our first edgar filing service revenues and will consider hiring independent contractors on an "as needed" basis, to assist us in providing the services to our clients.

      Our next milestone will be to launch a more comprehensive web site to provide clients and potential clients the ability to search the sec's edgar database and present the results of their searches on our web site, and implement an online credit card payment system. The time frame to complete this is anywhere from 30 to 45 days. The cost to upgrade the web site will be $1,500, including working capital, and will be paid from the offering proceeds.

      Immediately following the upgrading of our web site, our next milestone is to introduce new services to adapt to current changes in the industry. Specifically, we will conform to the sec's recent modernization of the edgar system by offering html and pdf filing services for clients who prefer their documents to appear similar to their original format. It is important to the growth of our business to introduce this new service to meet current demands and help attract new and retain current customers, thereby generating higher revenues.

      The final milestone of our plan of operations will be the development of an expanded mailing program to about 4,500 public corporations, including legal and accounting firms specializing in securities practices. The cost of this campaign will be no greater than $3,000, including working capital, and will be paid from funds from the offering proceeds and from cash generated internally from the business already in place and generated from our initial marketing campaign. The time period over which this campaign will be run will be 90 days to six months, depending on response, in order to provide quality services to existing and new customers. The accomplishment of this milestone will require expansion of our office space, building an internal administrative and managerial organization by identifying, interviewing and engaging part-time and contract personnel to assist us in overseeing all areas of our operations.

      We have no current plans, preliminary or otherwise, to merge with or acquire any other entity.

      We are still considered to be a development stage company, with no significant revenue, and is dependent upon the raising of capital through placement of our common stock. There can be no assurance that we will be successful in raising the capital we require through the sale of our common stock.


                          LEGAL PROCEEDINGS

      We are not a party to any pending legal proceeding. To our knowledge, no federal, state or local governmental agency is presently contemplating any proceeding against us. No director, executive officer or affiliate of us or owner of record or beneficially of more than five percent of our common stock is a party adverse to us or has a material interest adverse to us in any proceeding.


                            LEGAL MATTERS

      The validity of the shares offered under this prospectus is being passed upon for us by Hoge Carter Holmes pllc, Dallas Texas.


                               EXPERTS

      The financial statements of Donar Enterprises, Inc. for the period from inception on May 25, 2001 through July 31, 2001, included in this prospectus have been examined by Stark Tinter & Associates, LLC, Denver, Colorado, independent certified public accountants, as indicated in their report, and are included in this prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.


                     REPORTS TO SECURITY HOLDERS

      Donar Enterprises, Inc. is not a reporting issuer under the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the informational requirements of the 1934 Act for a period of at least one fiscal year. As of the calendar year ending December 31, 2001, we may be required to register the common stock being offered hereunder, under the 1934 Act, and continue to file annual and quarterly reports.

      The National Association of Securities Dealers, Inc. requires that all issuers maintaining quotations of their securities on the OTC Bulletin Board file periodic reports under the 1934 Act. In order to maintain such a quotation, we will have to register our securities under the 1934 Act on form 8-A or form 10-SB.

      We may cease filing periodic reports with the Securities and Exchange Commission if:

      * We have less than 300 stockholders of record; or
      * We have less than 500, but more than 300, stockholders of record, and our total assets did not exceed $10 million on the last day of each of our three most recent fiscal years.

      Because of the requirement that we file periodic reports in order to have our common stock quoted on the OTC Bulletin Board, we do not intend to suspend our reporting obligations in the foreseeable future.

      The public may read and copy any materials that we file with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

      We intend to furnish to our stockholders annual reports containing financial statements audited and reported upon by our independent accounting firm, and such other periodic reports as we may determine to be appropriate or as may be required by law.

      You can also call us at (215) 569-9176 x11, write us at 1422 Chestnut Street, Suite #410, Philadelphia, Pennsylvania 19102 or email us at info@DonarEnterprises.com anytime with any questions you may have. We would be pleased to speak with you about any aspect of this offering.

                       DONAR ENTERPRISES, INC.
                    (A Development Stage Company)

                   INDEPENDENT AUDITORS' REPORT and
                         FINANCIAL STATEMENTS

                            JULY 31, 2001
                            -------------



                       DONAR ENTERPRISES, INC.
                    (A Development Stage Company)

                    INDEX TO FINANCIAL STATEMENTS

                                                                        Page
                                                                       -------
Independent Auditors' Report .........................................   F-3

Financial Statements

  Balance Sheet, as of July 31, 2001 .................................   F-4

  Statement of Operations for the period May 25, 2001 (inception)
    through July 31, 2001 ............................................   F-5

  Statement of Stockholders' Deficit for the period May 25, 2001
    (inception) through July 31, 2001 ................................   F-6

  Statement of Cash Flows for the period May 25, 2001 (inception)
    through July 31, 2001 ............................................   F-7

  Notes to Financial Statements ......................................   F-8


STARK TINTER & ASSOCIATES, LLC
______________________________________________________________________
                                          Certified Public Accountants
                                                 Financial Consultants




                     INDEPENDENT AUDITORS' REPORT



Shareholders and Board of Directors
Donar Enterprises, Inc.


We have audited the accompanying balance sheet of Donar Enterprises, Inc. (a development stage company) as of July 31, 2001, and the related statements of operations, stockholders' equity, and cash flows for the period May 25, 2001 (inception) through July 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Donar Enterprises, Inc. (a development stage company) as of July 31, 2001, and the results of its operations, and its cash flows for the period May 25, 2001 (inception) through July 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 2 to the financial statements, the Company was recently formed, has incurred losses since its inception and has not been successful in establishing profitable operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Stark Tinter & Associates, LLC

STARK TINTER & ASSOCIATES, LLC
August 17, 2001
Denver, Colorado





     7535 East Hampden Avenue, Suite 109 * Denver, Colorado 80231
                Tel (303) 694-6700 Fax (303) 694-6761

                             DONAR ENTERPRISES, INC.
                          [A Development Stage Company]

                                 BALANCE SHEET
                                 July 31, 2001


ASSETS
------

CURRENT ASSETS

  Cash                                                  $          --
  Prepaid expense                                             222,500
                                                        -------------
                                                        $     222,500
                                                        =============


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:

  Total current liabilities                             $          --
                                                        -------------

STOCKHOLDERS' EQUITY:

  Preferred stock, $.001 par value,
   20,000,000 shares authorized,
   none issued and outstanding                                     --

  Common stock, $.001 par value,
   100,000,000 shares authorized,
   4,750,000 shares issued
   and outstanding                                              4,750

  Additional paid-in capital                                  232,750

  Deficit accumulated during the
    development stage                                         (15,000)
                                                        -------------
        Total Stockholders' Equity                            222,500
                                                        -------------
                                                        $     222,500
                                                        =============

The accompanying notes are an integral part of these financial statements.


                             DONAR ENTERPRISES, INC.
                          [A Development Stage Company]

                       STATEMENT OF OPERATIONS AND DEFICIT

                      for the period beginning May 25, 2001
                    (the date of inception) to July 31, 2001


REVENUE                                                    $        --
                                                           ------------
EXPENSES

   Stock based compensation:
   -------------------------
   Organization costs - related party                          (15,000)
                                                           ------------
LOSS BEFORE INCOME TAXES                                       (15,000)

Provision for income taxes                                          --
                                                           ------------

NET LOSS                                                   $   (15,000)
                                                           ============

WEIGHTED AVERAGE COMMON SHARES - BASIC AND FULLY DILUTED     4,750,000
                                                           ============

LOSS PER COMMON SHARE                                      $     (0.00)
                                                           ============


The accompanying notes are an integral part of these financial statements.


                             DONAR ENTERPRISES, INC.
                          [A Development Stage Company]

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                     for the period beginning May 25, 2001
                    (the date of inception) to July 31, 2001

                                                                                         Deficit
                                                                                       Accumulated
                                  Preferred Stock        Common Stock                  During the
                               --------------------- ---------------------  Paid-in    Development
                                  Shares     Amount     Shares    Amount    Capital       Stage         Total
                               ----------- --------- ----------- --------- ----------  -----------   -----------
BALANCE, May 25, 2001                  --  $     --          --  $     --  $      --   $       --    $       --

Shares issued to founder
  for organization cost and
  services at $0.05 per
  share at inception
  (May 25, 2001)                       --        --   4,750,000     4,750    232,750           --       237,500

Net loss for the period
  ended July 31, 2001                  --        --          --        --         --      (15,000)      (15,000)
                               ----------- --------- ----------- --------- ----------  -----------   -----------
BALANCE, July 31, 2001                 --  $     --   4,750,000  $  4,750  $ 232,750   $  (15,000)   $  222,500
                               =========== ========= =========== ========= ==========  ===========   ===========


The accompanying notes are an integral part of these financial statements.


                             DONAR ENTERPRISES, INC.
                          [A Development Stage Company]

                             STATEMENT OF CASH FLOWS

                      for the period beginning May 25, 2001
                    (the date of inception) to July 31, 2001


Cash Flows Provided by Operating Activities:

  Net loss                                                $    (15,000)

  Adjustments to reconcile net loss to
    net cash used by operating activities:

    Increase in prepaid expense                               (222,500)
    Issuance of stock for services                             237,500
                                                          ------------
            Net Cash Provided by Operating Activities               --
                                                          ------------
Cash Flows Provided by Investing Activities                         --
                                                          ------------
            Net Cash Provided by Investing Activities               --
                                                          ------------
Cash Flows Provided by Financing Activities:

Proceeds from issuance of common stock                              --
                                                          ------------
            Net Cash Provided by Financing Activities               --
                                                          ------------

Net Increase in Cash                                                --

Cash at Beginning of Period                                         --
                                                          ------------
Cash at End of Period                                     $         --
                                                          ============
Supplemental Disclosures of Cash Flow Information:

  Cash paid during the period for:
   Interest                                               $         --
   Income taxes                                           $         --


The accompanying notes are an integral part of these financial statements.

                       DONAR ENTERPRISES, INC.
                    (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS
                            July 31, 2001

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Donar Enterprises, Inc. ("Donar" or "the Company") was incorporated under the laws of the State of Delaware on May 25, 2001. The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware including, without limitation, to provide document formatting and electronic filing services to public corporations and individuals.

Donar has been in the development stage since its formation on May 25, 2001. Planned principal operations have only recently commenced since then, but Donar has not generated any significant revenue.

Revenue Recognition

Revenues from document formatting and electronic filing services are recognized at the time the services are provided to the customer.

Advertising costs

The Company expenses all costs of advertising as incurred. During the period May 25, 2001 (inception) through July 31, 2001, the
Company did not incur any advertising costs.

Use of Estimates

The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Net Loss Per Share

The Company follows Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"). Basic earnings (loss) per common share ("EPS") calculations are determined by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted earnings (loss) per common share calculations are determined by dividing net income
(loss) by the weighted average number of common shares and dilutive common share equivalents outstanding. Common stock equivalents, if any, are not considered during periods in which they are anti-dilutive.

Cash and Cash Equivalents

For purposes of balance sheet classification and the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                       DONAR ENTERPRISES, INC.
                    (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS
                            July 31, 2001


Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Segment Information

The Company follows SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information". Certain information is disclosed, per SFAS No. 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in one business segment and will evaluate additional segment disclosure requirements as it expands operations.

Comprehensive Income

There have been no items of comprehensive income since the Company's inception on May 25, 2001.

Impairment of Long-Lived Assets

The Company periodically reviews the carrying amount of property, plant and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgement is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell. As of July 31, 2001, management does not believe there is any impairment of the carrying amounts of assets.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of July 31, 2001. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts payable and accrued expenses, and notes payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature, their carrying amounts approximate fair values, or they are payable on demand.

Recent Pronouncements

The FASB recently issued Statement No 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133". The Statement defers for one year the effective date of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". The rule now will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The Statement will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not engaged in any hedging activities since its inception on May 25, 2001.

                       DONAR ENTERPRISES, INC.
                    (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS
                            July 31, 2001


Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Company has not engaged in any hedging activities since its inception on May 25, 2001.

During December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAS No. 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 did not impact the Company's revenue recognition policies.

Note 2.  GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has generated losses since its inception on May 25, 2001, aggregating $15,000 through July 31, 2001. Additionally, the Company was recently formed, and has not been able to establish operations since the date of inception. The Company has been reliant on funding from stockholders.

As discussed in Note 5, management's plans include the development of the Company's operations to a commercial level and pursuing additional equity financing. The Company plans on issuing up to 2,000,000 shares of voting common stock in exchange for up to $100,000.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 3.  RELATED PARTY TRANSACTIONS

The Company issued 4,750,000 shares of unregistered common stock for $237,500, based on Donar's expected offering price of $0.05 per share, to its President in exchange for services as President, Secretary, and Treasurer. $15,000 of the stock was issued in exchange for organizational costs, business plan development, and the web site and the domain name. The remaining $222,500 was issued as a retainer for the first year's salary of the President of the Corporation. These shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144. Certificates representing the securities bear such a legend.

Note 4.  INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

                       DONAR ENTERPRISES, INC.
                    (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS
                            July 31, 2001

Note 4.  INCOME TAXES (continued)

The types of temporary differences between the tax basis of assets and their financial reporting amounts that give rise to a significant portion of the deferred tax asset are as follows:

                                  Reconciling            Tax
                                     Item               Effect
                                  -----------          ---------
Net operating loss carryforward     $15,000             $5,100
                                  ===========          =========

The net operating loss carryforward will expire through 2021. The deferred tax asset has been fully reserved at July 31, 2001.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate of 34% to income before income taxes due to the effect of the net operating loss. The net operating loss negates any provision for income taxes.

Note 5.  SUBSEQUENT EVENTS

Donar is proposing to make a public offering of 2,000,000 shares of its previously authorized but unissued common stock. Donar plans to file a registration statement with the United States Securities and Exchange Commission on Form SB-2 under the Securities Act of 1933. Donar has arbitrarily determined an offering price of $0.05 per share. Donar will manage the offering without any underwriter. Donar plans to have its sole officer sell the shares without any discounts or other commissions.

                        DONAR ENTERPRISES, INC.

                        SUBSCRIPTION AGREEMENT

Gentlemen:

The Investor named below, by payment of the purchase price for such Common Shares, by the delivery of a check payable to Donar
Enterprises, Inc., hereby subscribes for the purchase of the number of Common Shares indicated below of Donar Enterprises, Inc., at a purchase of $0.05 per Share as set forth in the Prospectus.

By such payment, the named Investor further acknowledges receipt of the Prospectus and the Subscription Agreement, the terms of which govern the investment in the Common Shares being subscribed for hereby.

A.  INVESTMENT:   (1)      Number of Shares ___________________________

                  (2)      Total Contribution ($0.05/Share) $__________

                           Date of Investor's check  ___________

B.  REGISTRATION:
                  (3)      Registered owner: __________________________

                           Co-Owner: __________________________________

                  (4)      Mailing address: ___________________________

                           City, State & zip: _________________________

                  (5)      Residence Address (if different from above):

                           ============================================

                  (6)      Birth Date:      ______/______/______

                  (7)      Employee or Affiliate: Yes ______  No ______

                  (8)      Social Security: #: ______/______/______

                           U.S. Citizen [ ]          Other [ ]

                           Co-Owner Social Security:

                           #: ______/______/______

                           U.S. Citizen [ ]          Other [ ]

                           Corporate or Custodial:

                           Taxpayer ID #: ______/______/______

                           U.S. Citizen [ ]          Other [ ]

                  (9)      Telephone (H) (     ) ______________________

C.  OWNERSHIP         [ ] Individual Ownership       [ ] IRA or Keogh

                      [ ] Joint Tenants with Rights of Survivorship

                      [ ] Trust/Date Trust Established_______________

                      [ ] Pension/Trust (S.E.P.)

                      [ ] Tenants in Common          [ ] Tenants by the
                                                         Entirety

                      [ ] Corporate Ownership        [ ] Partnership

                      [ ] Other_____________________


D. SIGNATURES

Registered Owner: _____________________________

Co-Owner:         _____________________________


Print Name of Custodian or Trustee: _____________________________

Authorized Signature: _____________________________

Date: _____________________

Signature: ___________________________________


MAIL TO:

      Donar Enterprises, Inc.
      1422 Chestnut Street, Suite #410
      Philadelphia, Pennsylvania 19102
      Telephone: (215) 569-9176 x11
      Facsimile: (215) 893-3662
____________________________________________________________________
FOR OFFICE USE ONLY:

Date Received: ________________________________________________

Date Accepted/Rejected ________________________________________

Subscriber's Check Amount: _______________________

Check No. ___________________ Date Check ________________

Deposited ________________________________

MR #________________

____________________________________________________________________

====================================================================

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus.


                       ------------------------

                          TABLE OF CONTENTS


                                                           PAGE
                                                           ----

PROSPECTUS SUMMARY .......................................   5
RISK FACTORS .............................................   6
  Donar is a development stage company with no
    operating history, and there is a risk we will
    not be able to sustain our operations.................   6
  Our accountant has expressed doubt that we are
    able to continue as a going concern...................   6
  This offering is self-underwritten, and has no
    minimum which must be raised, which means that
    we may not raise any proceeds or only nominal,
    and investor's run the risk of losing their
    entire investment.....................................   6
  Our president, William Tay, has voting control
    over all matters submitted to a shareholder
    vote, which means that he, and not the
    investors, has control over all of Donar's
    matters...............................................   7
  As there is no public market for our common
    shares, they are an illiquid investment and
    investors may not be able to sell their shares........   7
USE OF PROCEEDS ..........................................   8
DETERMINATION OF OFFERING PRICE ..........................   9
DILUTION .................................................  10
SELLING SECURITY HOLDERS .................................  10
PLAN OF DISTRIBUTION .....................................  11
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS ........  12
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL
  PERSONS ................................................  13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT .............................................  14
DESCRIPTION OF SECURITIES ................................  14
RELATED PARTY TRANSACTIONS ...............................  16
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
  SECURITIES ACT LIABILITIES .............................  17
BUSINESS .................................................  19
MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION ..  23
LEGAL PROCEEDINGS ........................................  25
LEGAL MATTERS ............................................  25
EXPERTS ..................................................  25
REPORTS TO SECURITY HOLDERS ..............................  25
INDEX TO FINANCIAL STATEMENTS ............................  28
SUBSCRIPTION AGREEMENT ...................................  38


Until                                 , all dealers that effect
transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

====================================================================






                        Up to 2,000,000 shares

                       Donar Enterprises, Inc.

                             Common stock


                       ------------------------

                              Prospectus

                       ------------------------


                           October 9, 2001


                       Donar Enterprises, Inc.
                   1422 Chestnut Street, Suite #410
                      Philadelphia, Pennsylvania
                          (215) 569-9176 x11







====================================================================

           PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

      The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the issuer are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

      1. Section 145 of the Delaware General Corporation Law provides that each corporation shall have the following powers:

      (a) A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
(a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders;

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continues as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      2. The Issuer's Certificate of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Delaware General Corporation Law. The bylaws provide for indemnification in accordance with the foregoing statutory provisions.

Item 25.  Other Expenses of Issuance and Distribution*

      The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

                                            Amount
                                          ----------
SEC registration fee ...................  $    25.00
Blue Sky fees and expenses .............    3,000.00
Printing and shipping expenses .........    2,000.00
Legal fees and expenses ................    5,000.00
Accounting fees and expenses ...........    2,000.00
Transfer agent and misc. expenses ......    3,475.00
                                          ----------
       Total                              $15,500.00

* All expenses are estimated except the SEC filing fee.

Item 26.  Recent Sales of Unregistered Securities.

      The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

      In connection with organizing Donar, on May 25, 2001, William Tay was issued 4,750,000 shares of restricted common stock in exchange for services, the business plan of Donar, and Donar's web site and domain name. The shares were issued at $0.05 per share, which Donar believes represents the fair value of the services performed by William Tay. The foregoing purchase and sale to this sophisticated person (officer and director) who had superior access to all corporate and financial information were exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.

      The purchaser listed above represented his intention to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Item 27. Exhibits Index.

      The exhibits marked with an "*" have already been filed. The remaining exhibits are filed with this Registration Statement:

 Number      Exhibit Name
 -------     ------------------------------------------
   1.1       Subscription Agreement

  *3.1       Certificate of Incorporation

  *3.2       By-Laws

  *4.1       Form of Common Stock Certificate

  *5.1       Opinion of Hoge Carter Holmes pllc
             regarding legality

 *23.1       Consent of Hoge Carter Holmes pllc
             (included in Exhibit 5.1)

  23.2       Consent of Stark Tinter & Associates, llc


      All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 28. Undertakings.

      The undersigned registrant undertakes:

      (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

            I. To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

            II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

            III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

      Insofar as indemnification for liabilities arising under the

Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.


                              SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Philadelphia, State of Pennsylvania, on October 9, 2001.


                                   Donar Enterprises, Inc.

                                   /s/ William Tay
                                   ------------------------------
                                   William Tay,
                                   President and Principal
                                   Financial Officer

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

                                   /s/ William Tay
                                   ------------------------------
                                   William Tay,
                                   President, Secretary,
                                   Treasurer, Principal Financial
                                   Officer and Director

Date: October 9, 2001

               As filed with the SEC on October 9, 2001
                    SEC Registration No. 333-68702




                  SECURITIES AND EXCHANGE COMMISSION



                        WASHINGTON, D.C. 20549







                               EXHIBITS

                                  TO

                        REGISTRATION STATEMENT

                             ON FORM SB-2

                                UNDER

                      THE SECURITIES ACT OF 1933








                        DONAR ENTERPRISES, INC.






(Consecutively numbered pages 46 through 50 of this Registration Statement)

                          INDEX TO EXHIBITS
                          -----------------

---------------------------------------------------------------------------
SEC REFERENCE           TITLE OF DOCUMENT             LOCATION
NUMBER
---------------------------------------------------------------------------
1.1                     Subscription Agreement        This Filing
                                                      Page 48
---------------------------------------------------------------------------
3.1                     Certificate of                Previously Filed
                        Incorporation
---------------------------------------------------------------------------
3.2                     By-Laws                       Previously Filed
---------------------------------------------------------------------------
4.1                     Form of Common Stock          Previously Filed
                        Certificate
---------------------------------------------------------------------------
5.1                     Opinion of Hoge Carter        Previously Filed
                        Holmes pllc regarding
                        legality
---------------------------------------------------------------------------
23.1                    Consent of Hoge Carter        Previously Filed
                        Holmes pllc
---------------------------------------------------------------------------
23.2                    Consent of Stark Tinter &     This Filing
                        Associates, llc               Page 50
---------------------------------------------------------------------------